UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2015

Global Digital Solutions, Inc.

(Exact name of registrant as specified in its charter)

New Jersey	000-26361	22-3392051
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 South Flagler Drive, Suite 800 West West Palm Beach, Florida 33401 (Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (561) 515-6163

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On January 26, 2015 (the “Issuance Date”), Global Digital Solutions, Inc. (the “Company”) entered into a financing agreement with JSJ Investments Inc. (“JSJ”) providing for the purchase of a 10% Convertible Note in the aggregate principal amount of $66,000 (the “JSJ” Note). The JSJ Note contains a $6,000 original issue discount such that the purchase price of the JSJ Note is $60,000. The JSJ Note was funded on January 27, 2015, with the Company receiving $52,000 of net proceeds (net of legal and due diligence fees). The JSJ Note bears interest at the rate of 10% per annum; is due and payable on January 26, 2016; and may be converted by JSJ at any time after 180 days of the Issuance Date into shares of the Company’s common stock at a conversion price equal to the lower of (i) a 40% discount of the lowest trading price during the previous twenty (20) trading days prior to the date of conversion; or (ii) a 40% discount to the lowest trading price during the previous twenty (20) trading days before the date that the JSJ Note was executed. The JSJ Note also contain certain representations, warranties, covenants and events of default, and increases in the amount of the principal and interest rate under the JSJ Note in the event of such defaults.

On January 26, 2015, the Company closed a Securities Purchase Agreement (the “AB SPA”) with Adar Bays, LLC (“Adar Bays”) providing for the purchase of a Convertible Redeemable Note (the “AB Note”) in the aggregate principal amount of $35,000. The AB Note was funded on January 27, 2015, with the Company receiving $29,750 of net proceeds (net of legal and finders fees). The AB Note bears interest at the rate of 8% per annum; is due and payable on January 26, 2016; and may be converted by Adar Bays at any time after 180 days of the date of closing into shares of the Company’s common stock at a conversion price equal to a 40% discount of the lowest trading price (as set forth in the AB Note) calculated at the time of conversion. The AB Note also contain certain representations, warranties, covenants and events of default, and increases in the amount of the principal and interest rate under the AB Note in the event of such defaults.

On January 28, 2014, the Company received a funding of $82,500 (including an original issue discount of $7,500) pursuant to a $250,000 Convertible Note (the “JMJ Note”) dated January 28, 2015 with JMJ Financial. The Company received $67,500 of proceeds, net of $7,500 original issue discount, and net of $7,500 finders fee. The JMJ Note matures twenty four months from the date funded, has a one-time 12% interest charge if not paid within 90 days, and is convertible at the option of JMJ Financial into shares of the Company’s common stock at the lesser of $0.075 per share or 60% of the average of the trade price in the 25 trading days prior to conversion.  The JMJ Note might be accelerated if an event of default occurs under the terms of the JMJ Note, including the Company’s failure to pay principal and interest when due, certain bankruptcy events or if the Company is delinquent in its SEC filings.

The foregoing descriptions of the JSJ Note, the AB SPA, the AB Note, and the JMJ Note are qualified in their entirety by reference to such documents, which are attached hereto as Exhibit 10.1. Exhibit 10.2, Exhibit 10.3 and Exhibit 10.4, respectively, and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 is hereby incorporated by reference. Each of the notes issued by the Company as described in Item 1.01 were offered and sold to accredited investors pursuant to an exemption from the registration requirements under Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	10% Convertible Note, dated January 26, 2015, with JSJ Investments Inc.
10.2	Securities Purchase Agreement, dated January 26, 2015, with Adar Bays, LLC
10.3	8% Convertible Redeemable Note, dated January 26, 2015, with Adar Bays, LLC
10.4	$250,000 Convertible Note, dated January 28, 2015, with JMJ Financial

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Digital Solutions, Inc.

Date: January 30, 2015	By:	/s/ David A. Loppert
David A. Loppert
Chief Financial Officer

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Exhibit Index

Exhibit Number	Description
10.1	10% Convertible Note, dated January 26, 2015, with JSJ Investments Inc.
10.2	Securities Purchase Agreement, dated January 26, 2015, with Adar Bays, LLC
10.3	8% Convertible Redeemable Note, dated January 26, 2015, with Adar Bays, LLC
10.4	$250,000 Convertible Note, dated January 28, 2015, with JMJ Financial

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